[CERTIFICATE]


                               STATE OF MISSOURI

                                    [SEAL]

                            REBECCA MCDOWELL COOK
                              SECRETARY OF STATE

                             CORPORATION DIVISION
                           CERTIFICATE OF AMENDMENT

WHEREAS,

  ELECTRONIC PROCESSING, INC.






A CORPORATION ORGANIZED UNDER THE GENERAL AND BUSINESS CORPORATION LAW HAS DELIVERED TO ME A CERTIFICATE OF AMENDMENT OF ITS ARTICLES OF INCORPORATION AND HAS IN ALL RESPECTS COMPLIED WITH THE REQUIREMENTS OF LAW GOVERNING THE AMENDMENT OF ARTICLES OF INCORPORATION UNDER THE GENERAL BUSINESS CORPORATION LAW, AND THAT THE ARTICLES OF INCORPORATION OF SAID CORPORATION ARE AMENDED IN ACCORDANCE THEREWITH.


IN TESTIMONY WHEREOF, I HAVE SET MY HAND
AND IMPRINTED THE GREAT SEAL OF THE                    [SEAL]
STATE OF MISSOURI, ON THIS, THE 26TH
DAY OF FEBRUARY, 1998.

        /s/  REBECCA MCDOWELL COOK
   ------------------------------------
          SECRETARY OF STATE

               STATE OF MISSOURI . . . OFFICE OF SECRETARY OF STATE

                      AMENDMENT OF ARTICLES OF INCORPORATION
                  (TO BE SUBMITTED IN DUPLICATE BY AN ATTORNEY)

SECRETARY OF STATE
STATE OF MISSOURI
P. O. BOX 778
JEFFERSON CITY, MO 65102



         Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

         1. The present name of the Corporation is Electronic Processing, Inc.

                The name under which it was originally organized was NEWCO RGLG I, Inc.

         2. An amendment to the Corporation's Articles of Incorporation was adopted by the shareholders on June 3, 1997.

         3.     Article Third is amended to read as follows:

                THIRD. The aggregate number of shares, class and par value, if any, which the corporation shall have authority to issue shall be 10,000,000 shares of common stock, each with a par value of $.01.

         4. Of the 3,400,000 shares outstanding, 3,400,000 of such shares were entitled to vote on such amendment.

                The number of outstanding shares of any class entitled to vote thereon as a class were as follows:


                       Class                Number of Outstanding Shares
                       -----                ----------------------------
                       Common                     3,400,000


         5. The number of shares voted for and against the amendment was as follows:


                  Class           No. Voted For           No. Voted Against
                  -----           -------------           -----------------
                  Common            3,304,255               12,230

         6. If the amendment changed the number of par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:
                $100,000.

                If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:

                       N/A

         7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

                       N/A

         IN WITNESS WHEREOF, the undersigned, Tom. W. Olofson, President, has executed this instrument and Robert C. Levy, its Secretary has affixed its corporate seal hereto and attested said seal on the 24 day of February, 1998.

   PLACE CORPORATE
      SEAL HERE

                                       ELECTRONIC PROCESSING, INC.


                                       By:  /s/ Tom W. Olofson
                                          ------------------------------
                                            Tom W. Olofson, President



                                                   FILED AND CERTIFICATE
                                                          ISSUED

                                                        FEB 26 1998
                                                 /s/ Rebecca McDowell Cook
                                                     SECRETARY OF STATE

ATTEST:

By: /s/ Robert C. Levy
   ---------------------------------
         Robert C. Levy, Secretary



STATE OF KANSAS    )
                   ) ss
COUNTY OF WYSADATTE)


         I, the undersigned, a Notary Public, do hereby certify that on this 24th day of February, 1998, Tom W. Olofson personally appeared before me who, being by me first duly sworn, declared that he is the President of Electronic Processing, Inc., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.


NOTARIAL SEAL      /s/ JUDY E. SCHUBERGER
                   --------------------------
                                Notary Public

My commission expires  5/7/2001


NOTARY PUBLIC
STATE OF KANSAS
JUDY E. SCHUBERGER
MY APPT. EXP. 5/7/2001

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